Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE

NEW YORK 10036-6522

TEL: (212) 735-3000

May 7, 2013

Loews Corporation

667 Madison Avenue

New York, NY 10065

Re:	Loews Corporation—Public Offering of $500,000,000 aggregate principal amount of 2.625% Senior Notes due 2023 and $500,000,000 aggregate principal amount of 4.125% Senior Notes due 2043

Ladies and Gentlemen:

We have acted as special counsel to Loews Corporation, a Delaware corporation (the “Company”), in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s 2.625% Senior Notes due 2023 (the “2023 Notes”) and $500,000,000 aggregate principal amount of the Company’s 4.125% Senior Notes due 2043 (together with the 2023 Notes, the “Securities”) to be issued under the Indenture, dated as of March 1, 1986 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 30, 1993 (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of February 18, 1997 (collectively with the Base Indenture and the First Supplemental Indenture, the “Indenture”), in each case between the Company and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank (National Association)), as trustee (the “Trustee”). On May 2, 2013, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities. The Underwriting Agreement, the Indenture and the Note Certificates (as defined below) are referred to herein collectively as the “Transaction Agreements.”

Loews Corporation

May 7, 2013

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the registration statement on Form S-3 (File No. 333-179632) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, on February 22, 2012, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii) an executed copy of the Underwriting Agreement;

(iii) the global certificates evidencing the Securities registered in the name of Cede & Co. (the “Note Certificates”) in the form delivered by the Company to the Trustee for authentication and delivery;

(iv) an executed copy of the Indenture;

(v) an executed copy of a certificate of Gary W. Garson, Senior Vice President, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(vi) a copy of the Company’s Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware and as in effect on the date hereof, certified pursuant to the Secretary’s Certificate;

(vii) a copy of the Company’s By-laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and

(viii) copies of certain resolutions of the Board of Directors of the Company, adopted on March 6, 1986, March 30, 1993, February 19, 1997, February 14, 2012 and April 26, 2013, and certain resolutions of the Securities Committee thereof, adopted on May 2, 2013, each certified pursuant to the Secretary’s Certificate.

Loews Corporation

May 7, 2013

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware and (ii) those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements, and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Note Certificates have been duly authorized and executed by the Company and, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

Loews Corporation

May 7, 2013

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions, we have assumed that neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations under each of the Transaction Agreements: (i) constitutes or will a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (other than the Opined on Law as to which we express our opinion herein) or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Loews Corporation

May 7, 2013

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP